For the fiscal period ended 6/30/03
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ?
			SP PIMCO High Yield Portfolio

1.   Name of Issuer:
	Forest City Enterprises

2.   Date of Purchase
	05/14/03

3.   Number of Securities Purchased
	9,750

4.   Dollar Amount of Purchase
	$975,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Goldman Sachs

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

ABN Amro
Bank of New York
Comerca Bank
Credit Lyonnais
Fleet Securities
McDonald Investments Inc.
Merrill Lynch
Natcity Investments
US Bancorp Piper Jaffray